UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2003

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane

Suite M25

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

This Form 8-K/A is being filed to report additional financial information regarding the acquisition of Lansdowne Resort in Lansdowne, Virginia, which was reported in the Form 8-K, filed June 18, 2003, which this form amends.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 17, 2003, LaSalle Hotel Properties (the “Company”) acquired Lansdowne Resort, a 296-room, full-service golf resort and conference center located at 44050 Woodridge Parkway in Lansdowne, Virginia for $115.8 million. The consideration paid in the acquisition was $53.0 million in cash and the assumption of a $62.8 million mortgage loan. The source of the funding for the acquisition was the Company’s 1031-escrow and corporate credit facility. The mortgage loan is collateralized by Lansdowne Resort, bears interest at a floating interest rate of LIBOR plus 4.5%, matures on January 28, 2007, and requires interest and principal payments based on a 25-year amortization schedule. The loan has a LIBOR floor of 3.0% and permits prepayment beginning on February 11, 2004. The property will be managed by Benchmark Hospitality under a five-year management agreement.

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the risk factors discussed in this Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

The financial statements of Lansdowne Resort as of December 31, 2000, December 31, 2001 and December 31, 2002 are set forth in this Report.

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Financial Statements

Years ended December 31, 2002 and 2001

Report of Independent Auditors

To the Partners of

Lansdowne Resort Limited Partnership

We have audited the accompanying balance sheets of Lansdowne Resort Limited Partnership (an Illinois limited partnership) as of December 31, 2002 and 2001, and the related statements of operations, partners’ capital (deficit), and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lansdowne Resort Limited Partnership at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Chicago, Illinois

April 8, 2003,

except for Note 6, as to which the date is

April 30, 2003

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Balance Sheets

	May 31	December 31
	2003	2002	2001
	(Unaudited)
Assets
Operating property:
Land	$17,624,168	$17,624,168	$17,624,168
Building and improvements	47,769,819	47,769,819	47,608,468
Furniture and equipment	17,380,729	16,999,380	15,603,366

	82,774,716	82,393,367	80,836,002
Less: Accumulated depreciation	(31,853,870)	(30,821,183)	(28,342,734)

	50,920,846	51,572,184	52,493,268
Property under development:
Land	6,400,000	6,400,000	—
Development costs	1,580,765	1,383,861	—

	7,980,765	7,783,861	—
Cash and cash equivalents	2,363,741	2,372,822	5,573,513
Accounts receivable	2,095,863	2,041,936	2,462,599
Escrows and other deposits	9,504,870	9,683,428	1,176,015
Deferred financing costs, net of accumulated amortization of $463,430 in 2003 (unaudited), $311,567 in 2002 and $505,930 in 2001	1,223,482	1,375,345	178,670
Other	738,846	665,403	635,362

Total assets	$74,828,413	$75,494,979	$62,519,427

Liabilities and partners’ capital
Mortgage loan payable	$62,911,222	$63,289,552	$57,000,000
Accounts payable and accrued expenses	2,265,343	1,727,274	1,922,510
Accrued interest payable	275,237	276,892	172,900
Golf membership deposits	1,671,810	1,567,500	—
Deferred income	2,802,245	1,848,713	1,764,730

Total liabilities	69,925,857	68,709,931	60,860,140
Partners’ capital	4,902,556	6,785,048	1,659,287

Total liabilities and partners’ capital	$74,828,413	$75,494,979	$62,519,427

See accompanying notes.

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Statements of Operations

	Five Months Ended May 31 2003
		Year ended December
		2002	2001	2000
	(Unaudited)
Revenue
Rooms	$3,683,594	$11,257,090	$10,336,665	$14,170,737
Food and beverage	4,706,790	13,274,875	12,750,671	15,224,218
Conference services	1,447,167	3,740,442	3,424,491	4,308,874
Golf fees	871,211	3,221,455	3,577,462	3,919,348
Other	1,415,467	4,553,193	4,116,405	4,174,108

Total revenue	12,124,229	36,047,055	34,205,694	41,797,285

Expenses
Property operations	7,163,181	18,499,492	18,308,717	20,612,496
General and administrative	2,372,602	5,711,396	5,085,333	5,507,972
Interest	1,984,786	5,188,724	3,232,201	4,554,633
Depreciation	1,032,687	2,478,449	2,389,934	2,178,073
Amortization	151,863	375,637	427,067	594,141
Real estate taxes	361,128	885,992	926,100	714,982
Property management fee	175,129	525,709	493,705	820,616
Asset management fee—Affiliate	118,849	348,951	329,137	402,563
Other:
Affiliate	2,141	15,285	18,961	7,675
Nonaffiliates	27,916	25,467	54,484	169,071

Total expenses	13,390,282	34,055,102	31,265,639	35,562,222

Net income (loss)	$(1,266,053)	$1,991,953	$2,940,055	$6,235,063

See accompanying notes.

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Statements of Partners’ Capital (Deficit)

Years ended December 31, 2002, 2001 and 2000

and for the five months ended May 31, 2003 (unaudited)

	General Partner	Limited Partners	Total
Balance at January 1, 2000	$(405,786)	$3,769,142	$3,363,356
Net income	62,351	6,172,712	6,235,063
Distributions	(21,500)	(6,829,183)	(6,850,683)
Contribution	—	2,000,000	2,000,000

Balance at December 31, 2000	(364,935)	5,112,671	4,747,736
Net income	29,401	2,910,654	2,940,055
Distributions	(37,760)	(5,990,744)	(6,028,504)

Balance at December 31, 2001	(373,294)	2,032,581	1,659,287
Net income	19,920	1,972,033	1,991,953
Contributions	72,857	7,212,798	7,285,655
Distributions	(18,994)	(4,132,853)	(4,151,847)

Balance at December 31, 2002	(299,511)	7,084,559	6,785,048
Net loss (unaudited)	(12,661)	(1,253,392)	(1,266,053)
Distributions (unaudited)	—	(616,439)	(616,439)

Balance at May 31, 2003 (unaudited)	$(312,172)	$5,214,728	$4,902,556

See accompanying notes.

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Statements of Cash Flows

	Five Months Ended May 31 2003
		Year ended December 31
		2002	2001	2000
	(Unaudited)
Operating activities
Net income (loss)	$(1,266,053)	$1,991,953	$2,940,055	$6,235,063
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,184,550	2,854,086	2,817,001	2,772,214
Fair value adjustment to interest rate cap	42,755	265,751	—	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(53,927)	420,663	708,162	1,968,417
(Increase) decrease in escrows and other deposits	178,558	(8,507,413)	(179,087)	270,288
(Increase) decrease in other assets	(116,198)	13,708	148,736	32,370
(Decrease) increase in accounts payable and accrued expenses	538,069	(195,236)	217,970	567,520
(Decrease) increase in accrued interest payable	(1,655)	103,992	(248,647)	4,592
Increase in golf membership deposits	104,310	1,567,500	—	—
(Decrease) increase in deferred income	953,532	83,983	(226,339)	685,394

Net cash provided by (used in) operating activities	1,563,941	(1,401,013)	6,177,851	12,535,858
Investing activities
Additions to operating property	(381,349)	(1,557,365)	(1,430,658)	(1,772,313)
Additions to property under development	(196,904)	(498,206)	—	—

Cash used in investing activities	(578,253)	(2,055,571)	(1,430,658)	(1,772,313)
Financing activities
Proceeds from mortgage note payable	—	64,000,000	—	—
Repayment of mortgage notes payable	(378,330)	(57,710,448)	—	—
Distribution to partners	(616,439)	(4,151,847)	(6,028,504)	(6,850,683)
Contributions from partners	—	—	—	2,000,000
Financing costs	—	(1,572,312)	(399,600)	(285,000)
Interest rate cap costs	—	(309,500)	—	—

Net cash provided by (used in) financing activities	(994,769)	255,893	(6,428,104)	(5,135,683)

Net (decrease) increase in cash and cash equivalents	(9,081)	(3,200,691)	(1,680,911)	5,627,862
Cash and cash equivalents at beginning of year	2,372,822	5,573,513	7,254,424	1,626,562

Cash and cash equivalents at end of year	$2,363,741	$2,372,822	$5,573,513	$7,254,424

Interest paid during the period	$1,986,441	$5,084,732	$3,480,848	$4,550,041

See accompanying notes.

Lansdowne Resort Limited Partnership

(An Illinois Limited Partnership)

Notes to Financial Statements

Years ended December 31, 2002, 2001 and 2000

1. Organization

Lansdowne Resort Limited Partnership (the “Partnership”) formerly known as VMS Lansdowne Limited Partnership, an Illinois limited partnership, was formed on July 6, 1989, to acquire, develop, operate, and manage the Lansdowne Conference Resort, a 304-room hotel, executive conference center, and golf club (the “Property”) in Loudoun County, Virginia.

The Partnership has the following partners: Lansdowne Resort Development Corp. (f/k/a VMS Lansdowne Development Corp.) (“LRDC”), an Illinois corporation, VMS Realty Investors (“VRI”), an Illinois general partnership and an affiliate of LRDC, and Lansdowne/VKAM, LLC (“VK Partner”), an Illinois limited liability company (collectively, the “Partners”), with ownership interests as follows:

Partner	Ownership Interest
General:
LRDC	1.0%
Limited:
LRDC/VRI	84.0
VK Partner	15.0

100.0%

The Partnership agreement provides for cash distributions to first be made to the VK Partner until the VK Partner receives a 15% noncompounded preferred return, as defined, second to partners who have made special capital contributions, as defined, third to the payment of an asset management fee payable to an affiliate of LRDC (see Note 5), and then to the partners based upon their respective ownership interests. Under the terms of the Partnership agreements, LRDC made a required additional limited partner capital contribution of $2,000,000 on February 29, 2000, which was then distributed to the VK Partner. Profits are allocated in the same manner as cash distributions; except in the event there are no cash distributions, profits are allocated in proportion to the partners’ respective ownership interests. Losses are allocated in proportion to the Partners’ respective ownership interests. In the event of a refinancing sale or other disposition of Partnership property, cash distributions, profits, and losses are subject to special allocations, as defined in the Partnership agreement.

On July 31, 2002, the Partners contributed 348 acres of land, land improvements, and other development costs, totaling $7,285,655 for the development of a championship Greg Norman Golf Course (the “Norman Course”). The contributed land is located adjacent to the golf club currently on the property.

2. Summary of Significant Accounting Policies

Operating Property

Building and improvements and furniture and equipment are depreciated over their estimated useful lives using accelerated methods.

The Partnership recognizes impairment losses for the Property when indicators of impairment are present and the Property’s expected undiscounted cash flows are not sufficient to recover the Property’s carrying amount, which is based on historical cost. No impairment losses have been recorded in any of the periods presented.

Property Under Development

Development costs, which include land acquisition costs, fees, and other costs incurred in developing new properties, are capitalized as incurred. Upon completion of construction, development costs are included in operating property and are depreciated over the useful lives of the respective properties on a straight-line basis. Interest, financing costs, real estate taxes, other direct costs and indirect costs incurred during development periods are capitalized.

Cash Equivalents

The Partnership considers all investments with a maturity of less than three months when purchased to be cash equivalents.

Deferred Financing Costs

Loan fees and other loan costs are deferred and amortized using the straight-line method over the life of the related loan.

Golf Membership Deposits

The Partnership is offering long-term memberships for the use of the existing golf club and the Norman Course. The deposits are payable in installments over a period of time and are subject to the completion of the Norman Course. As such, the Partnership is recognizing the deposits on a cash basis. The membership deposits are refundable to the members based upon length of membership, as defined.

Income Taxes

No provision for federal or state income taxes has been made in the financial statements, as the results of operations are included in the income tax returns of the respective Partners.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Interest Rate Protection Agreements

The Partnership records all derivative instruments at fair value. The fair value for all derivative contracts is included in other assets or other liabilities, and changes in fair value will be recorded each period in earnings or other comprehensive income, depending on whether the derivative is designated and effective as part of a hedged transaction, and on the type of hedge transaction. Gains or losses on derivative instruments reported in other comprehensive income must be reclassified into earnings in the period in which earnings are affected by the underlying hedged item, and the ineffective portion of all hedges is recognized in general and administrative (expenses) in the statement of operations in the current period.

Interim Financial Presentation

The accompanying unaudited financial statements as of May 31, 2003 and for the five months then ended have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all adjustments, consisting only of recurring accruals, considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

3. Mortgage Loan Payable

On January 29, 2002, the Partnership refinanced its existing mortgage loan with a new mortgage loan agreement (the “Loan”) in the amount of $64,000,000, including a $5,000,000 interest reserve, collateralized by the Property and the assignment of certain leases and rents. The lender will fund an additional $10,000,000 for future construction after certain net operating income requirements are achieved, as defined. The Loan calls for monthly payments of interest and principal through maturity on January 28, 2007, and bears interest at LIBOR (1.3189% and 1.6875% at May 31, 2003 and December 31, 2002) plus 4.5%, with a minimum LIBOR of 3%. The Partnership incurred $1,572,312 in related financing costs, which will be amortized over the life of the Loan.

The Partnership also entered into an interest rate cap agreement on January 29, 2002, which matures on January 28, 2005. The agreement caps the effective LIBOR rate at 7% per annum on an original notional amount of $64,000,000 that is reduced as the Loan principal is repaid. The Partnership paid $309,500 for the cap, which has a fair value of $994 (unaudited) and $43,749 (included in other assets) as of May 31, 2003 and December 31, 2002, respectively. The fair value adjustment of $42,755 (unaudited) and $265,751, respectively, is included in general and administrative expense.

Prior to January 29, 2002, the Partnership had a $57,000,000 mortgage loan payable that bore interest at a rate of LIBOR plus 1.5% per annum and requires monthly interest-only payments. On September 22, 2001 and September 22, 2000, the Partnership extended the maturity date of the loan for an additional one-year period, under the same terms and incurred an additional $285,000 of financing costs at each date, which was amortized on a straight-lined basis over the extension period. The Company repaid the mortgage loan with proceeds from the Loan and incurred an additional fee of $570,000 (included in interest expense).

The Loan requires the Partnership to maintain certain escrow accounts, which are included in the escrows and other deposits.

4. Management Fees

The Property is managed by The Benchmark Management Company under a management agreement that provides for a base management fee of 1.5% of gross revenue, as defined, plus incentive fees equal to 5% of total revenues, as defined, plus 10% of net cash available for debt service, as defined, and 15% of excess cash flow by which cash available for debt service exceeds the projected level, as defined. Base management fees for the Property totaled $175,129 (unaudited) for the five months ended May 31, 2003, $525,709, $493,705 and $603,848 for the years ended December 31, 2002 and 2001 and 2000, respectively. No incentive fee was due for the five months ended May 31, 2003 (unaudited) or for the years ended December 31, 2002 and 2001. During the year ended December 31, 2000, the incentive fee was $216,768.

5. Related Party Transactions

An affiliate of LRDC receives asset management fees equal to 1% of total gross revenues, as defined. During the five months ended May 31, 2003 and for the years ended December 31, 2002, 2001 and 2000, the Partnership incurred asset management fees of $118,849 (unaudited), $348,951, $329,137 and $402,563, respectively, of which $47,395 was payable at May 31, 2003 (unaudited), December 31, 2002 and 2001.

6. Subsequent Event

On April 30, 2003, the Partnership entered into an agreement to sell the Property and the Norman Course to a third party. The sale is expected to close in mid June 2003.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(b) Pro forma Financial Information

Unaudited Pro Forma Combined Financial Information

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003 is presented as if the acquisition of Lansdowne Resort occurred on March 31, 2003.

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of Lansdowne Resort have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transaction had been completed as of March 31, 2003, nor is it indicative of future financial positions of the Company.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		(B)
	(A)	Lansdowne
		Resort
	Historical	Acquisition	Pro Forma
Assets:
Investment in hotel properties, net	$496,895	$116,997	$613,892
Investment in joint venture	3,995	—	3,995
Cash and cash equivalents	10,741	38	10,779
Restricted cash reserves	11,876	7,555	19,431
Rent receivable	2,077	—	2,077
Notes receivable	1,802	—	1,802
Hotel receivables (net of allowance for
doubtful accounts of $188)	6,447	3,303	9,750
Deferred financing costs, net	2,385	—	2,385
Deferred tax asset	6,993		6,993
Prepaid expenses and other assets	7,051	799	7,850
Assets held for sale, net	58,574	—	58,574

Total assets	$608,836	$128,692	$737,528

Liabilities and Shareholders’ Equity:
Borrowings under credit facilities	$113,490	$55,568	$169,058
Bonds payable	42,500	—	42,500
Mortgage loans	69,903	62,845	132,748
Accounts payable and accrued expenses	17,143	8,503	25,646
Advance deposits	2,136	1,739	3,875
Accrued interest	649	79	728
Distributions payable	3,897	—	3,897
Liabilities of assets held for sale	48,718	—	48,718

Total liabilities	298,436	128,734	427,170
Minority interest in LaSalle Hotel Operating Partnership, L.P.	5,088	—	5,088
Minority interest in other partnerships	10	—	10
Commitments and contingencies	—	—	—
Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized, 3,991,900 shares issued and outstanding at March 31, 2003	40	—	40
Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 18,713,581 shares issued and outstanding at March 31, 2003	187	—	187
Additional paid-in capital, including offering costs of $25,364 at March 31, 2003	374,402	—	374,402
Deferred compensation	(1,707)	—	(1,707)
Accumulated other comprehensive loss	(838)	—	(838)
Distributions in excess of retained earnings	(66,782)	(42)	(66,824)
Total shareholders’ equity	305,302	(42)	305,260

Total liabilities and shareholders’ equity	$608,836	$128,692	$737,528

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheets

As of March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A) Represents unaudited financial statements for the quarter ended March 31, 2003 as filed on Form 10-Q.

(B) Represents the purchase of Lansdowne Resort as if it had occurred on March 31, 2003 for $115,800 plus transaction expenses of approximately $453. The acquisition was financed with assumed mortgage debt of $62,845, proceeds of $44,739 from the sale of the New Orleans Grande Hotel, and the balance from borrowings under the Company’s unsecured credit facility. However, as of March 31, 2003, the sale of the New Orleans Grande Hotel had not occurred, therefore the acquisition cost, net of assumed mortgage debt, is reflected as borrowings against the Company’s credit facility.

The following are the detailed balances comprising of:

Debt service reserve	$5,003
Collateral accounts	782
Golf membership deposits	764
Reserve for replacement of ff&e	401
Reserve for payment of sales tax	206
Tax and insurance escrows	160
Bond erosion certificate of deposit	100
Interest rate cap reserve	50
Golf cart path reserve	48
Vendor deposits	41

Restricted cash reserves	$7,555

City ledger receivables	$2,223
Guest ledger receivables	720
Golf membership receivables	360

Hotel receivables	$3,303

Inventory	$401
Prepaid insurance	173
Prepaid maintenance	88
Prepaid real estate and personal property taxes	34
Other	103

Prepaid expenses and other assets	$799

Debt service reserve	$5,003
Deferred golf membership revenue	2,231
Accrued PTO	397
Gift certificate liability	288
Accrued salaries, wages and benefits	368
Accrued capital lease liability	143
Accrued legal	50
Other	23

Accounts payable and accrued expenses	$8,503

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2002 and for the quarter ended March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 and for the quarter ended March 31, 2003 are presented as if the acquisition of Lansdowne Resort occurred on January 1, 2002.

These pro forma consolidated statements should be read in conjunction with the historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of Lansdowne Resort have been made.

The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2002, nor are they indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2002

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A)	(B)	(C)	(D)	(E)
	Historical	Lansdowne Resort Acquisition	Acquisition Interest Expense	Acquisition Tax Effect	Acquisition Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$92,461	$11,257	$—	$—	$—	$103,718
Food and beverage revenue	49,508	13,275	—	—	—	62,783
Other operating department revenue	14,006	11,634	—	—	—	25,640
Participating lease revenue	21,909	—	—	—	—	21,909
Interest income	340	—	—	—	—	340
Other income	19	—	—	—	—	19

Total revenues	178,243	36,166	—	—	—	214,409

Expenses:
Hotel operating expenses:
Room	23,700	2,420	—	—	—	26,120
Food and beverage	36,184	9,134	—	—	—	45,318
Other direct	7,249	6,945	—	—	—	14,194
Other indirect	45,766	5,979	—	—	—	51,745
Depreciation and other amortization	31,230	3,090	—	—	—	34,320
Real estate taxes, pers. property taxes and insurance	8,842	1,186	—	—	—	10,028
Ground rent	3,209	—	—	—	—	3,209
General and administrative	6,444	—	—	—	—	6,444
Interest	11,474	5,189	2,172	—	—	18,835
Amortization of deferred financing costs	2,288	—	—	—	—	2,288
Contingent lease termination expense	2,520	—	—	—	—	2,520
Writedown of notes receivable	158	—	—	—	—	158
Other expenses	7	—	—	—	—	7

Total expenses	179,071	33,943	2,172	—	—	215,186

Income (loss) before income tax benefit (expense), minority interest, equity in earnings of unconsolidated entities and discontinued operations	(828)	2,223	(2,172)	—	—	(777)
Income tax benefit (expense)	2,943	—	—	(194)	—	2,749

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	2,115	2,223	(2,172)	(194)	—	1,972
Minority interest in LaSalle Hotel Oper. Partnership, L.P.	(58)	—	—	—	3	(55)

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	2,057	2,223	(2,172)	(194)	3	1,917
Equity in earnings of unconsolidated entities:
Equity in income of joint venture	458	—	—	—	—	458

Total equity in earnings of unconsolidated entities	458	—	—	—	—	458
Income (loss) before discontinued operations	2,515	2,223	(2,172)	(194)	3	2,375
Discontinued operations:
Income from operations of property held for sale	1,928	—	—	—	—	1,928
Minority interest	(46)	—	—	—	—	(46)
Income tax benefit	74	—	—	—	—	74

Net income from discontinued operations	1,956	—	—	—	—	1,956
Net income (loss)	4,471	2,223	(2,172)	(194)	3	4,331
Distributions to preferred shareholders	(8,410)	—	—	—	—	(8,410)

Net income (loss) applicable to common shareholders	$(3,939)	$2,223	$(2,172)	$(194)	$3	$(4,079)

Earnings per Common Share—Basic:
Loss applicable to common shareholders before discontinued operations	$(0.31)					$(0.32)
discontinued operations	0.10					0.10

Net loss applicable to common shareholders	$(0.21)					$(0.22)

Earnings per Common Share—Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.31)					$(0.32)
discontinued operations	0.10					0.10

Net loss applicable to common shareholders	$(0.21)					$(0.22)

Weighted average number common shares outstanding:
Basic	18,689,184					18,689,184
Diluted	18,843,530					18,843,530

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statements of Operations

For the year ended December 31, 2002

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A) Represents audited financial statements for the year ended December 31, 2002 as filed on Form 10-K.

(B) Represents historical hotel operations of Lansdowne Resort for the year ended December 31, 2002. The increase in net income from hotel operations is comprised of the following:

Historical net income (1)		$1,991

Add:	Depreciation (2)	2,478
	Amortization (3)	376
	Asset management fee—Affiliate (4)	349
	Recognition of golf membership fees (5)	119

Less:	Depreciation on acquisition cost basis (6)	(3,090)
	Change in management fee expense (7)	—

Pro forma net income from Lansdowne Resort acquisition		$2,223

(1)	Represents historical net income of Lansdowne Resort Limited Partnership (the “Seller”) and its hotel and golf operations reflected in the audited financial statements for the year ended December 31, 2002.
(2)	Adjustment for historical depreciation basis included in the audited financial statements of the Seller for the year ended December 31, 2002. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation (see (6) below).
(3)	Represents amortization on the Seller’s deferred financing costs included in historical net income.
(4)	Adjustment for the asset management fee paid by the Seller to an affiliate of the Seller, which will not be incurred by the Company subsequent to acquisition.
(5)	Adjustment to reflect the Company’s policy of recognizing the revenue associated with golf memberships over an estimated 6-year membership life. The $119 is classified as other operating department revenue on the accompanying pro forma statement of operations.

(6)	Represents depreciation on the operating real and personal property acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The depreciable basis allocated to building and furniture and equipment is $75,022 and $2,963, resulting in depreciation of $2,501 and $593, respectively.
(7)	Management fees to be incurred by the Company are comparable to what the Seller has incurred and therefore no adjustment is deemed necessary.

(C) Represents interest expense on $55,568 of borrowings against the Company’s facility as partial funding of the acquisition. The interest is based on the Company’s 2002 weighted average interest rate on the credit facility of approximately 4.3%, and is net of estimated unused commitment fees of $207.

(D) Represents the income tax expense on Lansdowne Resort operations expected to be realized by LaSalle Hotel Lessee, Inc. (“LHL”), a wholly owned subsidiary of the Company assuming the property had been leased to LHL as of January 1, 2002 as follows:

Pro forma net income from Lansdowne Resort acquisition	$2,223

Add: Depreciation	3,090
Personal property taxes and insurance	1,186
Interest expense on assumed mortgage loan	5,189

Less: Participating lease expense (1)	(11,221)

LHL net income from resort operations	467

LHL estimated combined 2002 tax rate	41.5%

Estimated income tax expense	$194

(1)	The 2002 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

(E) Represents the cumulative minority interest effect of the Lansdowne Resort acquisition. Minority interest is calculated by using the Company’s 2002 weighted average minority interest percentage of 2.3%.

Pro forma net income from Lansdowne Resort acquisition	$2,223

Less: Interest expense on assumed mortgage loan	(2,172)
Income tax expense	(194)

Loss attributable to minority interest	(143)

Weighted average minority interest percentage	2.3%

Minority interest income	$(3)

Funds From Operations and EBITDA

The Company considers funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be key measures of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance and liquidity. The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of an equity REIT to incur and service debt, to make capital expenditures and to fund other cash needs. The White Paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income or loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO and EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.

The following is a reconciliation between net loss applicable to common shareholders and FFO for the year ended December 31, 2002, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net loss applicable to common shareholders	$(3,939)	$(4,079)
Depreciation	33,425	36,515
Equity in depreciation of joint venture	974	974
Amortization of deferred lease costs	71	71
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	58	55
Minority interest in discontinued operations	46	46
Lease termination and contingent lease termination expense	2,520	2,520
Writedown of notes receivable	158	158
Equity in extraordinary loss of joint venture	150	150

FFO	$33,463	$36,410

Weighted average number of common shares and units outstanding:
Basic	19,125,374	19,125,374
Diluted	19,279,719	19,279,719

The following is a reconciliation between net loss applicable to common shareholders and EBITDA for the year ended December 31, 2002, presented on an historical and pro forma basis (in thousands):

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net loss applicable to common shareholders	$(3,939)	$(4,079)
Interest	15,333	22,694
Equity in interest expense of joint venture	579	579
Income tax benefit:
Income tax benefit	(2,943)	(2,749)
Income tax benefit from discontinued operations	(74)	(74)
Depreciation and other amortization	33,531	36,621
Equity in depreciation/amortization of joint venture	1,062	1,062
Amortization of deferred financing costs	2,398	2,398
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	58	55
Minority interest in discontinued operations	46	46
Lease termination and contingent lease termination expense	2,520	2,520
Writedown of notes receivable	158	158
Distributions to preferred shareholders	8,410	8,410

EBITDA	$57,139	$67,641

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A)	(B)	(C)	(D)	(E)
		Lansdowne	Acquisition	Acquisition	Acquisition
		Resort	Interest	Tax	Minority
	Historical	Acquisition	Expense	Effect	Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$18,754	$1,975	$—	$—	$—	$20,729
Food and beverage revenue	10,122	2,533	—	—	—	12,655
Other operating department revenue	1,948	1,907	—	—	—	3,855
Participating lease revenue	4,960	—	—	—	—	4,960
Interest income	69	—	—	—	—	69
Other income	402	—	—	—	—	402

Total revenues	36,255	6,415	—	—	—	42,670

Expenses:
Hotel operating expenses:
Room	5,799	537	—	—	—	6,336
Food and beverage	8,187	1,884	—	—	—	10,071
Other direct	1,438	1,542	—	—	—	2,980
Other indirect	10,650	1,406	—	—	—	12,056
Depreciation and other amortization	8,587	773	—	—	—	9,360
Real estate taxes, personal property taxes and insurance	2,349	302	—	—	—	2,651
Ground rent	772	—	—	—	—	772
General and administrative	1,959	—	—	—	—	1,959
Interest	2,917	1,297	445	—	—	4,659
Amortization of deferred financing costs	591	—	—	—	—	591

Total expenses	43,249	7,741	445	—	—	51,435

Loss before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	(6,994)	(1,326)	(445)	—	—	(8,765)
Income tax benefit	2,729	—	—	417	—	3,146

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	(4,265)	(1,326)	(445)	417	—	(5,619)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	99	—	—	—	31	130

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	(4,166)	(1,326)	(445)	417	31	(5,489)
Equity in earnings of unconsolidated entities:
Equity in loss of joint venture	(207)	—	—	—	—	(207)

Total equity in earnings of unconsolidated entities	(207)	—	—	—	—	(207)
Income (loss) before discontinued operations	(4,373)	(1,326)	(445)	417	31	(5,696)
Discontinued operations:
Income from operations of property held for sale	701	—	—	—	—	701
Minority interest	(14)	—	—	—	—	(14)
Income tax expense	(69)	—	—	—	—	(69)

Net income from discontinued operations	618	—	—	—	—	618
Net income (loss)	(3,755)	(1,326)	(445)	417	31	(5,078)
Distributions to preferred shareholders	(2,557)	—	—	—	—	(2,557)

Net income (loss) applicable to common shareholders	$(6,312)	$(1,326)	$(445)	$417	$31	$(7,635)

Earnings per Common Share—Basic:
Loss applicable to common shareholders before discontinued operations	$(0.37)					$(0.44)
Discontinued operations	0.03					0.03

Net loss applicable to common shareholders	$(0.34)					$(0.41)

Earnings per Common Share—Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.37)					$(0.44)
Discontinued operations	0.03					0.03

Net loss applicable to common shareholders	$(0.34)					$(0.41)

Weighted average number common shares outstanding:
Basic	18,711,376					18,711,376
Diluted	18,838,009					18,838,009

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statements of Operations

For the quarter ended March 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A) Represents unaudited financial statements for the quarter ended March 31, 2003 as filed on Form 10-Q.

(B) Represents historical hotel operations of Lansdowne Resort for the quarter ended March 31, 2003. The increase in net loss from hotel operations is comprised of the following:

Resort net operating income (1)	$331
Add: Non-operating resort expenses (replacement reserves) (2)	285
Asset management fee—Affiliate (3)	63
Recognition of golf membership fees (4)	65
Less: Depreciation on acquisition cost basis (5)	(773)
Interest expense on assumed mortgage loan (6)	(1,297)
Change in management fee expense (7)	—

Pro forma net loss from Lansdowne Resort acquisition	$(1,326)

(1)	Represents historical Lansdowne Resort hotel and golf operations for the three months ended March 31, 2003.
(2)	Adjustment for resort replacement reserve contributions included in the resort’s operations. The contributions represent restricted cash deposits and are not an operating expense.
(3)	Adjustment for the asset management fee paid by the Seller to an affiliate of the Seller, which will not be incurred by the Company subsequent to acquisition.
(4)	Adjustment to reflect the Company’s policy of recognizing the revenue associated with golf memberships over an estimated 6-year membership life. The $65 is classified as other operating department revenue on the accompanying pro forma statement of operations.
(5)	Represents depreciation on the operating real and personal property acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The depreciable basis allocated to building and furniture and equipment is $75,022 and $2,963, resulting in depreciation of $625 and $148, respectively.

(6)	Adjustment for interest expense on the fixed rate mortgage loan securing the resort which was assumed at acquisition. The interest expense for the quarter is not included in resort operations.
(7)	Management fees to be incurred by the Company are comparable to what the Seller has incurred and therefore no adjustment is deemed necessary.

(C) Represents interest expense on $55,568 of borrowings against the Company’s facility as partial funding of the acquisition. The interest is based on the Company’s first quarter 2003 weighted average interest rate on the credit facility of approximately 3.7%, and is net of estimated unused commitment fees of $69.

(D) Represents the income tax expense on Lansdowne Resort operations expected to be realized by LaSalle Hotel Lessee, Inc. (“LHL”), a wholly owned subsidiary of the Company assuming the property had been leased to LHL as of January 1, 2002 as follows:

Pro forma net loss from Lansdowne Resort acquisition	$(1,326)
Add: Depreciation	773
Personal property taxes and insurance	302
Interest expense on assumed mortgage loan	1,297
Less: Participating lease expense (1)	(2,050)

LHL net loss from resort operations	(1,004)
LHL estimated combined 2003 tax rate	41.5%

Estimated income tax benefit	$(417)

(1)	The 2003 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax benefit.

(E) Represents the cumulative minority interest effect of the Lansdowne Resort acquisition. Minority interest is calculated by using the Company’s first quarter 2003 weighted average minority interest percentage of 2.3%.

Pro forma net loss from Lansdowne Resort acquisition	$(1,326)
Less: Interest expense on assumed mortgage loan	(445)
Income tax benefit	417

Loss attributable to minority interest	(1,354)
Weighted average minority interest percentage	2.3%

Minority interest income	$(31)

Funds From Operations and EBITDA

The Company considers funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be key measures of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance and liquidity.

The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of an equity REIT to incur and service debt, to make capital expenditures and to fund other cash needs. The White Paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income or loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO and EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.

The following is a reconciliation between pro forma net income loss applicable to common shareholders and FFO for the three months ended March 31, 2003 (in thousands, except share data).

	Historical	Pro Forma
Funds From Operations (FFO):
Net loss applicable to common shareholders	$(6,312)	$(7,635)
Depreciation	8,565	9,338
Equity in depreciation of joint venture	249	249
Amortization of deferred lease costs	8	8
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(99)	(31)
Minority interest in discontinued operations	14	14

FFO	$2,425	$1,943

Weighted average number of common shares and units outstanding:
Basic	19,136,062	19,136,062
Diluted	19,262,695	19,262,695

The following is a reconciliation between pro forma net income loss applicable to common shareholders and EBITDA for the three months ended March 31, 2003 (in thousands).

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net loss applicable to common shareholders	$(6,312)	$(7,635)
Interest	3,865	5,607
Equity in interest expense of joint venture	146	146
Income tax benefit:
Income tax benefit	(2,729)	(417)
Income tax expense from discontinued operations	69	69
Depreciation and other amortization	8,587	9,360
Equity in depreciation/amortization of joint venture	276	276
Amortization of deferred financing costs	618	618
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(99)	(31)
Minority interest in discontinued operations	14	14
Distributions to preferred shareholders	2,557	2,557

EBITDA	$6,992	$10,564

(c)	Exhibits

The following exhibit is included with this Report:

Exhibit 23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ HANS WEGER
Hans Weger Executive Vice President, Treasurer and Chief Financial Officer

Dated: June 20, 2003

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP